Exhibit 99.1
ViewRay Announces Second Quarter 2022 Results
CLEVELAND, August 2, 2022 — ViewRay, Inc. (Nasdaq: VRAY) (the "Company") today announced financial results for the second quarter ended June 30, 2022.
Second Quarter 2022 Highlights
•Total revenue for the second quarter 2022 was approximately $22.1 million, primarily from three revenue units and one upgrade, compared to approximately $15.0 million, primarily from two revenue units, in the second quarter of 2021.
•Received eight new orders for MRIdian systems totaling $46.3 million, compared to seven new orders totaling $37.9 million in the second quarter 2021.
•Total backlog increased to $352.8 million as of June 30, 2022, compared to approximately $278.4 million as of June 30, 2021.
•Cash and cash equivalents, inclusive of a customer deposit reflected in restricted cash was $160.7 million as of June 30, 2022. Cash usage for the three months ended June 30, 2022 was approximately $22.5 million.
“Our clinical, innovation, and commercial pipelines have never been stronger and each are accelerating. Business momentum is increasing as rapid revenue growth is translating into significant gross margin expansion. With tight expense discipline, we believe that we have the balance sheet required to get to cash flow breakeven,” said Scott Drake, President and CEO. “We also believe that our clinical data and our MRIdian footprint make this the right time to commence targeted market awareness efforts. We’re excited to partner with Katie Couric and her team to spread awareness that short-course, non-invasive treatment with fewer side effects and better quality of life for cancer patients is available today at MRIdian centers.”
Three Months Ended June 30, 2022 Financial Results
Total revenue for the three months ended June 30, 2022 was $22.1 million compared to $15.0 million for the same period last year.
Total cost of revenue for the three months ended June 30, 2022 was $21.1 million compared to $16.7 million for the same period last year.
Total gross profit for the three months ended June 30, 2022 was $1.1 million, compared to a gross loss of $1.7 million for the same period last year.
Total operating expenses for the three months ended June 30, 2022 were $30.9 million, inclusive of a $1.8 million impairment charge, compared to $24.8 million for the same period last year.
Net loss for the three months ended June 30, 2022 was $27.6 million, or $(0.15) per share, compared to $31.0 million, or $(0.19) per share, for the same period last year.
ViewRay’s total cash and cash equivalents, inclusive of a customer deposit reflected in restricted cash, was $160.7 million as of June 30, 2022.
Six Months Ended June 30, 2022 Financial Results
Total revenue for the six months ended June 30, 2022 was $41.0 million compared to $30.6 million for the same period last year.
Total gross profit for the six months ended June 30, 2022 was $1.2 million, compared to a gross loss of $1.4 million for the same period last year.
Total operating expenses for the six months ended June 30, 2022 were $58.4 million, inclusive of a $1.8 million impairment charge, compared to $49.8 million for the same period last year.

Net loss for the six months ended June 30, 2022 was $53.4 million, or $(0.30) per share, compared to $57.7 million, or $(0.36) per share, for the same period last year.

Financial Guidance
The Company updated its 2022 guidance of total revenue by raising the bottom end of the range from $84 million to $90 million, while reiterating the top end of the range of $104 million. The Company also reiterated total cash usage to be in the range of $68 million to $83 million.
Conference Call and Webcast
ViewRay will hold a conference call to discuss results on Tuesday, August 2, 2022 at 4:30 p.m. ET / 1:30 p.m. PT. The dial-in numbers are (646) 307-1952 for domestic callers and (888) 672-2415 for international callers. The conference ID number is 7750966. A live webcast of the conference call will be available on the investor relations page of ViewRay's corporate website at http://investors.viewray.com/events-and-presentations/upcoming-events.
After the live webcast, a replay will remain available online on the investor relations page of ViewRay's website, under "Financial Events and Webinars", for 14 days following the call. In addition, a telephonic replay of the call will be available until August 16, 2022. (800) 770-2030 for domestic callers and (609) 800-9909 for international callers. Please use the conference ID number 7750966.
About ViewRay®
ViewRay, Inc. (Nasdaq: VRAY), designs, manufactures, and markets the MRIdian® MR-Guided Radiation Therapy System. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian's high-definition MR was purpose-built to address specific challenges, including beam distortion, skin toxicity, and other concerns that potentially may arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, ViewRay's financial guidance for the full year 2022, anticipated future orders, anticipated future operating and financial performance, treatment results, therapy adoption, innovation, and the performance of the MRIdian systems. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize the MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, the timing of delivery of ViewRay's products, the timing, length, and severity of the COVID-19 pandemic, including its impacts across our businesses on demand, our operations and global supply chains, disruptions in the supply or changes in costs of raw materials, labor, product components or transportation services as a result of inflation, the results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates, and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its Quarterly Reports on Form 10-Q, as updated periodically with the Company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

VIEWRAY, INC.
Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Product	$16,457	$10,917	$29,883	$22,296
Service	5,573	3,994	10,904	8,021
Distribution rights	119	119	238	238
Total revenue	22,149	15,030	41,025	30,555
Cost of revenue:
Product	16,194	12,180	29,960	22,865
Service	4,864	4,522	9,880	9,040
Total cost of revenue	21,058	16,702	39,840	31,905
Gross profit (loss)	1,091	(1,672)	1,185	(1,350)
Operating expenses:
Research and development	8,412	7,903	16,281	14,413
Selling and marketing	7,545	3,052	14,429	5,900
General and administrative	13,108	13,858	25,923	29,497
Impairment charges	1,816	—	1,816	—
Total operating expenses	30,881	24,813	58,449	49,810
Loss from operations	(29,790)	(26,485)	(57,264)	(51,160)
Interest income	83	3	88	5
Interest expense	(192)	(1,060)	(1,256)	(2,118)
Other income (expense), net	2,266	(3,434)	5,025	(4,446)
Loss before provision for income taxes	$(27,633)	$(30,976)	$(53,407)	$(57,719)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(27,633)	$(30,976)	$(53,407)	$(57,719)
Net loss per share, basic and diluted	$(0.15)	$(0.19)	$(0.30)	$(0.36)
Weighted-average common shares used to compute net loss per share attributable to common stockholders, basic and diluted	180,551,041	162,238,348	180,150,867	161,217,083

Gross Orders	$46,275	$37,900	$87,155	$78,750
Backlog	$352,809	$278,434	$352,809	$278,434

VIEWRAY, INC.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$157,594	$218,348
Accounts receivable	33,014	21,659
Inventory, net of allowance of $1,676 and $3,071, respectively	29,380	29,617
Deposits on purchased inventory	6,560	4,778
Deferred cost of revenue	1,568	3,342
Prepaid expenses and other current assets	5,294	5,803
Total current assets	233,410	283,547
Property and equipment, net	20,233	20,242
Restricted cash	4,596	1,460
Intangible assets, net	41	44
Right-of-use assets	7,006	9,661
Other assets	11,758	6,853
TOTAL ASSETS	$277,044	$321,807
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,853	$9,199
Accrued liabilities	15,937	26,555
Customer deposits	24,950	20,784
Operating lease liability, current	2,708	2,561
Current portion of long-term debt	—	3,222
Deferred revenue, current	16,284	13,920
Total current liabilities	76,732	76,241
Deferred revenue, net of current portion	6,376	4,232
Long-term debt	58,507	54,031
Warrant liabilities	1,910	6,795
Operating lease liability, noncurrent	6,666	8,066
Other long-term liabilities	2,035	2,647
TOTAL LIABILITIES	152,226	152,012
Commitments and contingencies (Note 6)
Stockholders’ equity:
Preferred stock, par value of $0.01 per share; 10,000,000 shares authorized at June 30, 2022 and December 31, 2021; no shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Common stock, par value of 0.01 per share; 300,000,000 shares authorized at June 30, 2022 and December 31, 2021; 180,997,543 and 179,206,456 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	1,800	1,782
Additional paid-in capital	913,557	905,145
Accumulated deficit	(790,539)	(737,132)
TOTAL STOCKHOLDERS’ EQUITY	124,818	169,795
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$277,044	$321,807

Contact:
Investor Relations:
Matt Harrison
Investor Relations
ViewRay, Inc.
1-844-MRIdian (674-3426)
Email: investors@viewray.com
Media Enquiries:
Samantha Pfeil
Marketing Communications
ViewRay, Inc.
Email: media@viewray.com